Exhibit 99.1

Kerr-McGee Reports 2005 Fourth-Quarter Record Results

Oklahoma City, Jan. 25, 2006 - Kerr-McGee Corp. (NYSE: KMG) reports net income for the 2005 fourth quarter of $2.2 billion ($18.46 per diluted common share), compared with $133.8 million ($.86 per share) for the 2004 fourth quarter. Fourth-quarter 2005 operating profit from continuing operations was $653.9 million, compared with $276.1 million for the 2004 period.
“In 2005, Kerr-McGee redefined itself as a pure-play oil and natural gas exploration and production company focused on per-share growth,” said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. “We capitalized on strong commodity prices by divesting of lower-growth properties and redeploying funds to our vast inventory of higher-return, less capital-intensive properties.
“Through our activities in 2005, we identified significant potential resources in the Rocky Mountain region and confirmed meaningful discoveries at the Chinook field offshore Brazil and on the North Slope of Alaska,” said Corbett. “We also maintained production guidance and installed our sixth deepwater production platform in the Gulf of Mexico faster than anticipated despite several major hurricanes. All of this was accomplished while executing $4.25 billion of share repurchases, divesting $4 billion of low-growth, capital-intensive properties, separating the chemical business and repaying $4.75 billion of debt. These actions have strengthened our company, which I believe has the right assets, people, opportunities and strategy to continue creating per-share growth.”

Exploration and Production and Chemical Operating Profit
Exploration and production operating profit was $633.8 million, compared with $266.5 million in the 2004 fourth quarter. Higher operating profit in 2005 reflects net pretax gains on property sales of $169.1 million compared with a net loss of $21.8 million in the prior-year quarter. Additionally, higher oil and gas sales prices contributed to the increase but were partially offset by lower sales volumes primarily due to the continuing effects of the 2005 hurricanes on third-party-operated infrastructure in the Gulf of Mexico and divestment of noncore U.S. onshore properties.

Chemical operating profit in the fourth quarter of 2005 was $20.1 million, compared with $9.6 million for the same prior-year period. The increase primarily is due to higher pigment sales prices.

Debt and Cash Balances
At Dec. 31, 2005, debt outstanding totaled $3.1 billion, which includes $550 million of Tronox debt, compared with $6.3 billion at Sept. 30, 2005. During the fourth-quarter 2005, Kerr-McGee paid down debt by approximately $3.8 billion with funds sourced primarily from the sale of our North Sea oil and gas business and U.S. onshore property divestitures. Cash balances at Dec. 31 and Sept. 30, 2005, were $1.1 billion and $662 million, respectively.

Oil and Gas Volumes and Prices
Kerr-McGee’s daily oil production from continuing operations averaged 99,400 barrels in the 2005 fourth quarter, compared with 121,900 barrels in the 2004 period. The average realized oil price for the 2005 fourth quarter, including the effect of the company’s hedging program, was $44.57 per barrel, which was a 46% increase from the prior-year quarter.
Natural gas sales from continuing operations averaged 883 million cubic feet per day for the 2005 fourth quarter, compared with 1,041 million cubic feet in the 2004 fourth quarter. The average realized natural gas price, including the effects of the company’s hedging program, was $7.28 per thousand cubic feet, compared with $5.29 per thousand cubic feet in the 2004 fourth quarter.
Kerr-McGee’s production in the Gulf of Mexico has recovered to 85% of pre- hurricane levels for the fourth-quarter 2005. Although Kerr-McGee experienced no significant damage to its equipment, production remained curtailed due to damage to third-party-operated pipelines and infrastructure.

Revenues and Capital Expenditures
Fourth-quarter 2005 revenues from continuing operations were $1.8 billion, compared with $1.4 billion for the prior-year period.
Capital expenditures (including discontinued operations) were $514.7 million in the 2005 fourth quarter, compared with $462.3 million for the 2004 fourth quarter.

Adjusted After-tax Income
The company’s 2005 fourth-quarter adjusted after-tax income was $125.7 million ($1.07 per share), compared with $129.7 million ($.84 per share) for the fourth quarter of 2004. Adjusted after-tax income is determined by excluding from net income results from discontinued operations (primarily North Sea operations) and other items.(1) Results of the company’s North Sea oil and gas business, including the gain on sale, are reported as income from discontinued operations for all periods presented.

			Year Ended
	Fourth Quarter		December 31,
(Millions of dollars, except per-share amounts)	2005	2004	2005	2004
Net Income	$2,155.6	$133.8	$3,240.2	$404.0
Income from Discontinued Operations	(1,750.1)	(27.5)	(2,264.7)	(139.6)
Other Items (1)	(279.8)	23.4	24.3	198.9
Adjusted After-Tax Income	$125.7	$129.7	$999.8	$463.3

Diluted Earnings Per Share
Net Income	$18.46	$.86	$24.12	$3.18
Income from Discontinued Operations	(14.99)	(.17)	(16.84)	(1.10)
Income from Continuing Operations	$3.47	$.69	$7.28	$2.08
Adjusted After-Tax Income	$1.07	$.84	$7.46	$3.65

(1)	Items included in “Other Items” are listed on page 8 as “Other Information, Net of Income Taxes.”

Adjusted after-tax income and the related measure per diluted share exclude items that management deems to not be reflective of the company’s core operations or represent timing differences between periods. These measures are non-GAAP financial measures. Management believes that these measures provide valuable insight into the company’s core earnings from operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income and the related measure per diluted share are comparable with similarly titled amounts for other companies.

Subsequent Events
On Jan. 23, 2006, the company announced it has signed an agreement with W&T Offshore, Inc. for all of Kerr-McGee’s interest in oil and natural gas properties on the Gulf of Mexico shelf for gross proceeds of approximately $1.34 billion in cash, subject to certain adjustments. W&T Offshore, Inc. also will assume responsibility for abandonment liabilities, which had a carrying value of approximately $135 million at Dec. 31, 2005. The transaction will be effective Oct. 1, 2005, and is expected to close in the first half of 2006.
On Jan. 10, 2006, the company announced a $1 billion stock repurchase program. Under the program, approximately 10 million shares are expected to be purchased in the open market, which would reduce the total number of common shares outstanding approximately 9% to 106 million. In addition, the board authorized the redemption of the company’s 7% debentures due 2011 at face value of $250 million, which is expected to be completed in February 2006.

Kerr-McGee will hold a conference call today at 11 a.m. EST to discuss its fourth-quarter 2005 financial and operating results and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 in the United States or 1-617-801-9702 outside the United States. The password for both dial-in numbers will be “Kerr-McGee.”
Detailed listings of Kerr-McGee’s oil and gas derivatives and projected daily average production volumes will be available on the company’s website at http://www.kerr-mcgee.com/ir/guidance.htm at the time of the call. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 1-617-801-6888 outside the United States. The code for the replay will be #37639132. The webcast will be archived for 30 days on the company’s website.

Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. In February, Kerr-McGee will celebrate 50 years listed on the NYSE under the ticker symbol “KMG.” For more information on Kerr-McGee, visit www.kerr-mcgee.com.
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Statements in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,”“will,”“expects,”“anticipates,”“intends,”“estimates,”“projects,”“target,”“budget,”“goal,”“plans,”“objective,”“outlook,”“should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Kerr-McGee’s products, demand for consumer products for which Kerr-McGee’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors section of Kerr-McGee’s Annual Report on Form 10-K and other U.S. Securities and Exchange Commission (SEC) filings. Actual results and developments may differ materially from those expressed or implied in this news release.
The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We use certain terms in this release, such as “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-16619, available from Kerr-McGee's offices or website, www.kerr-mcgee.com. You also can obtain these forms from the SEC by calling 1-800-SEC-0330.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

06-

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
(Millions of dollars, except per-share amounts)	2005	2004 (a)	2005	2004 (a)
Consolidated Statement of Income
Revenues	$1,764.3	$1,391.7	$5,916.8	$4,398.0
Costs and Expenses
Costs and operating expenses	703.9	555.7	2,247.5	1,794.0
Selling, general and administrative expenses	152.9	93.9	454.8	324.5
Shipping and handling expenses	36.9	38.5	145.4	128.4
Depreciation and depletion	222.8	258.0	951.9	841.5
Accretion expense	5.9	5.5	23.0	18.5
Asset impairments	12.8	6.3	17.4	28.0
(Gain) loss on sale of assets	(169.1)	21.8	(211.2)	29.0
Exploration, including dry holes and amortization of
undeveloped leases	148.6	128.9	376.8	323.9
Taxes, other than income taxes	61.7	46.3	203.1	144.3
Provision for environmental remediation and restoration,
net of reimbursements	4.9	11.5	38.1	86.3
Interest and debt expense	60.9	64.1	251.3	244.4
Loss on early repayment and modification of debt	32.8	-	42.2	-
Total Costs and Expenses	1,275.0	1,230.5	4,540.3	3,962.8
	489.3	161.2	1,376.5	435.2
Other Income (Expense)	118.7	(7.2)	102.8	(34.0)
Income from Continuing Operations before Income Taxes	608.0	154.0	1,479.3	401.2
Provision for Income Taxes	(201.3)	(47.7)	(502.6)	(136.8)
Minority interest, net of tax	(1.2)	-	(1.2)	-
Income from Continuing Operations	405.5	106.3	975.5	264.4
Income from Discontinued Operations, net of taxes	1,750.1	27.5	2,264.7	139.6
Net Income	$2,155.6	$133.8	$3,240.2	$404.0

Income per Common Share
Basic -
Continuing operations	$3.53	$0.71	$7.44	$2.09
Discontinued operations	15.25	0.18	$17.29	1.11
Net income	$18.78	$0.89	$24.73	$3.20
Diluted -
Continuing operations	$3.47	$0.69	$7.28	$2.08
Discontinued operations	14.99	0.17	$16.84	1.10
Net income	$18.46	$0.86	$24.12	$3.18

Weighted average shares outstanding (thousands) -
Basic	114,782	150,720	131,012	126,313
Diluted	116,770	161,706	134,486	127,095

(a) Beginning in the third quarter of 2005, the company's North Sea oil and gas business is reported as a discontinued operation. Prior year information was revised to conform to 2005 presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
(Millions of dollars)	2005	2004 (b)	2005	2004 (b)
Segment Information
Revenues
Exploration and production (a)	$1,417.7	$1,029.8	$4,552.6	$3,096.1
Chemical - Pigment	322.8	339.0	1,267.0	1,208.4
Chemical - Other	23.7	22.9	97.0	93.3
	1,764.2	1,391.7	5,916.6	4,397.8
All other	0.1	-	0.2	0.2
Total	$1,764.3	$1,391.7	$5,916.8	$4,398.0

Operating Profit (Loss)
Exploration and production -
Domestic (a)	$571.6	$392.7	$1,777.0	$1,305.3
China	61.4	33.8	220.4	51.8
Other international	(6.9)	(3.1)	(14.6)	(10.6)
Asset impairments	(12.8)	(6.3)	(17.4)	(20.6)
Gain (loss) on sale of assets	169.1	(21.8)	211.2	(29.0)
Total Production Operations	782.4	395.3	2,176.6	1,296.9
Exploration expense	(148.6)	(128.8)	(376.8)	(323.7)
	633.8	266.5	1,799.8	973.2
Chemical -
Pigment	20.4	9.3	100.5	(80.1)
Other	(0.3)	0.3	(6.3)	(1.5)
	20.1	9.6	94.2	(81.6)
Total	653.9	276.1	1,894.0	891.6
Interest and debt expense	(60.9)	(64.1)	(251.3)	(244.4)
Loss on early repayment and modification of debt	(32.8)	-	(42.2)	-
Corporate expenses	(66.8)	(41.2)	(201.3)	(129.1)
Provision for environmental remediation and restoration	(4.1)	(9.6)	(22.7)	(82.9)
Other income (expense)	118.7	(7.2)	102.8	(34.0)
Provision for income taxes	(201.3)	(47.7)	(502.6)	(136.8)
Minority interest, net of tax	(1.2)	-	(1.2)	-
Income from Continuing Operations	405.5	106.3	975.5	264.4
Income from Discontinued Operations, net of taxes	1,750.1	27.5	2,264.7	139.6
Net Income	$2,155.6	$133.8	$3,240.2	$404.0

Net Operating Profit (Loss)
Exploration and production	$418.1	$174.4	$1,186.1	$633.5
Chemical - Pigment	12.9	5.1	65.3	(53.0)
Chemical - Other	(0.2)	0.2	(4.1)	(1.0)
Total	430.8	179.7	1,247.3	579.5
Interest and debt expense	(37.3)	(41.2)	(158.6)	(157.1)
Loss on early repayment and modification of debt	(21.3)	-	(27.4)	-
Corporate expenses	(39.9)	(20.9)	(136.6)	(81.4)
Provision for environmental remediation and restoration	(2.7)	(6.2)	(14.8)	(53.8)
Other income (expense)	77.1	(5.1)	66.8	(22.8)
Minority interest, net of tax	(1.2)	-	(1.2)	-
Income from Continuing Operations	405.5	106.3	975.5	264.4
Income from Discontinued Operations, net of taxes	1,750.1	27.5	2,264.7	139.6
Net Income	$2,155.6	$133.8	$3,240.2	$404.0

(a) Includes the following items:
Nonhedge derivative gain (loss)	$35.5	$13.5	$(157.3)	$(23.4)
Gain (loss) on hedge ineffectiveness	62.6	2.6	(193.8)	4.1

(b) Beginning in the third quarter of 2005, the company's North Sea oil and gas business is reported as a discontinued operation. Prior year information was revised to conform to 2005 presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
(Millions of dollars)	2005	2004 (a)	2005	2004 (a)
Selected Exploration and Production Information
Revenues, excluding marketing revenues	$1,117.2	$877.6	$3,805.4	$2,676.6
Lifting Costs -
Lease operating expense	115.7	105.8	436.8	294.1
Production and ad valorem taxes	51.3	36.3	158.0	103.7
Total lifting costs	167.0	142.1	594.8	397.8
Depreciation, depletion and amortization	194.9	227.4	837.9	635.6
Accretion expense	5.7	5.3	22.1	18.3
Asset impairments	12.8	6.3	17.4	20.6
(Gain) loss on sale of assets	(169.1)	21.8	(211.2)	29.0
General and administrative expense	62.7	33.9	170.9	122.4
Transportation expense	22.9	22.7	91.9	73.4
Gas gathering, pipeline and other expenses	38.4	23.2	109.0	83.8
Exploration expense	148.6	128.8	376.8	323.7
Total operating costs and expenses	483.9	611.5	2,009.6	1,704.6
Operating profit, excluding marketing activities	633.3	266.1	1,795.8	972.0
Marketing - gas sales revenues	300.5	152.2	747.2	419.5
Marketing - gas purchase cost (including transportation)	(300.0)	(151.8)	(743.2)	(418.3)
Total Operating Profit	$633.8	$266.5	$1,799.8	$973.2

Other Information, Net of Income Taxes
Gain (loss) on nonhedge derivatives and hedge ineffectiveness	$143.1	$12.8	(123.3)	$(8.1)
Foreign currency gains (losses)	(0.5)	0.4	(0.4)	(4.4)
Asset impairments	(8.3)	(4.1)	(11.3)	(13.4)
Gain (loss) on sale of assets	109.9	(14.0)	137.2	(18.9)
Gain on sale of investment in Javelina	76.9	-	76.9	-
Environmental provision, net of reimbursements	(0.6)	(7.6)	(22.0)	(58.3)
Employee retention programs	(5.1)	-	(16.5)	-
Cost of separating the chemical business	(6.1)	-	(8.6)	-
Savannah plant write-down	-	0.2	0.1	(79.4)
Injection well costs written off	-	-	(4.0)	-
Revaluation of DECS and Devon stock	-	-	-	2.8
Curtailment of pension and postretirement plans and other costs related
to workforce reduction programs	(3.9)	(1.3)	(4.2)	(1.3)
Loss on early repayment and modification of debt	(21.3)	-	(27.4)	-
Tax on repatriation of foreign earnings	(0.5)	-	(8.8)	-
Insurance premium adjustment	-	(9.8)	-	(9.8)
Other items	(3.8)	-	(12.0)	(8.1)
Total	$279.8	$(23.4)	$(24.3)	$(198.9)

Selected Cash Flow Information
Net Cash Provided by Operating Activities	$619.8	$723.0	$3,120.5	$2,050.2
Depreciation, Depletion and Amortization (including asset impairments)	281.3	353.9	1,194.0	1,160.1
Dividends Paid	5.8	68.1	153.5	204.7
Capital Expenditures (including dry hole costs) -
Exploration and production	$471.4	$424.8	$1,817.1	$1,229.7
Chemical - Pigment	32.4	26.5	79.0	82.7
Chemical - Other	3.5	2.2	8.6	9.0
	507.3	453.5	1,904.7	1,321.4
All other	7.4	8.8	19.5	18.7
Total Capital Expenditures (including dry hole costs)	$514.7	$462.3	$1,924.2	$1,340.1

			At December 31
			2005	2004
Selected Balance Sheet Information
Cash and Cash Equivalents			$1,053.3	$75.7
Current Assets			3,245.0	1,887.1
Total Assets			14,260.2	14,518.2
Current Liabilities			3,933.1	2,505.5
Total Debt			3,132.5	3,699.3
Stockholders' Equity			4,134.9	5,317.5

Shares outstanding at period-end			116,212	151,889

(a) Beginning in the third quarter of 2005, the company's North Sea oil and gas business is reported as a discontinued operation. Prior year information was revised to conform to 2005 presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004 (b)	2005	2004 (b)

Crude oil & condensate production (thousands of bbls/day)
Domestic -
Offshore	48.9	63.1	54.9	59.9
Onshore	31.7	36.7	35.2	28.2
China	18.8	22.1	19.1	8.4
Total continuing operations	99.4	121.9	109.2	96.5
Discontinued operations - North Sea	22.7	62.8	52.2	62.3
Total	122.1	184.7	161.4	158.8

Average price of crude oil sold (per bbl) (a)
Domestic -
Offshore	$44.45	$30.83	$43.79	$29.43
Onshore	43.05	29.99	40.62	28.43
China	47.35	30.52	44.45	32.37
Average for continuing operations	44.57	30.52	42.89	29.38
Discontinued operations - North Sea	$42.41	$26.23	$45.80	$26.50

Natural gas sold (MMCF/day)
Domestic -
Offshore	288	418	377	364
Onshore	595	623	585	472
Total continuing operations	883	1,041	962	836
Discontinued operations - North Sea	7	84	63	85
Total	890	1,125	1,025	921

Average price of natural gas sold (per MCF) (a)
Domestic -
Offshore	$7.79	$5.47	$7.18	$5.44
Onshore	7.04	5.17	6.48	5.08
Average for continuing operations	7.28	5.29	6.75	5.24
Discontinued operations - North Sea	$1.87	$4.77	$4.97	$4.06

Titanium dioxide pigment production
(thousands of tonnes)	141	133	537	550

(a) The effect of the company's oil and gas commodity hedging program is included in the average sales prices shown above.
(b) Beginning in the third quarter of 2005, the company's North Sea oil and gas business is reported as a discontinued operation. Prior year information was revised to conform to 2005 presentation.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Reported to Adjusted Income from Continuing Operations
(Unaudited)

	Fourth Quarter 2005			Year-to-Date 2005

		Other			Other
(Millions of dollars, except per-share amounts)	Reported	Items	Adjusted	Reported	Items	Adjusted
			Non-GAAP			Non-GAAP
Operating Profit
Exploration and production -
Domestic	$571.6	$(219.2)	$352.4	$1,777.0	$205.2	$1,982.2
China	61.4	-	61.4	220.4	-	220.4
Other international	(6.9)	-	(6.9)	(14.6)	-	(14.6)
Asset impairments	(12.8)	12.8	-	(17.4)	17.4	-
Gain (loss) on sale of assets	169.1	(169.1)	-	211.2	(211.2)	-
Total Production Operations	782.4	(375.5)	406.9	2,176.6	11.4	2,188.0
Exploration expense	(148.6)	-	(148.6)	(376.8)	-	(376.8)
	633.8	(375.5)	258.3	1,799.8	11.4	1,811.2
Chemical -
Pigment	20.4	0.7	21.1	100.5	9.0	109.5
Other	(0.3)	0.1	(0.2)	(6.3)	11.3	5.0
	20.1	0.8	20.9	94.2	20.3	114.5
Total segment operating profit	653.9	(374.7)	279.2	1,894.0	31.7	1,925.7

Unallocated Expenses
Interest and debt expense	(60.9)	-	(60.9)	(251.3)	-	(251.3)
Loss on early repayment and modification of debt	(32.8)	32.8	-	(42.2)	42.2	-
Corporate expenses	(66.8)	24.3	(42.5)	(201.3)	45.1	(156.2)
Environmental provision, net of reimbursements	(4.1)	4.1	-	(22.7)	22.7	-
Other income (expense)	118.7	(118.5)	0.2	102.8	(118.1)	(15.3)
Provision for income taxes	(201.3)	152.2	(49.1)	(502.6)	0.7	(501.9)
Minority interest, net of tax	(1.2)	-	(1.2)	(1.2)	-	(1.2)
Income from Continuing Operations	$405.5	$(279.8)	$125.7	$975.5	$24.3	$999.8

Net Operating Profit
Exploration and production	$418.1	(244.1)	$174.0	$1,186.1	7.5	$1,193.6
Chemical - Pigment	12.9	0.5	13.4	65.3	5.9	71.2
Chemical - Other	(0.2)	0.1	(0.1)	(4.1)	7.3	3.2
Total	430.8	(243.5)	187.3	1,247.3	20.7	1,268.0
Interest and debt expense	(37.3)	-	(37.3)	(158.6)	-	(158.6)
Loss on early repayment and modification of debt	(21.3)	21.3	-	(27.4)	27.4	-
Corporate expenses	(39.9)	16.2	(23.7)	(136.6)	38.0	(98.6)
Environmental provision, net of reimbursements	(2.7)	2.6	(0.1)	(14.8)	14.7	(0.1)
Other income (expense)	77.1	(76.4)	0.7	66.8	(76.5)	(9.7)
Minority interest, net of tax	(1.2)	-	(1.2)	(1.2)	-	(1.2)
Income from Continuing Operations	$405.5	$(279.8)	$125.7	$975.5	$24.3	$999.8

Net Income Per Share - Diluted	$18.46		$1.07	$24.12		$7.46

Adjusted after-tax income from continuing operations and the related measure per diluted share exclude items that management deems to not be reflective of the company's core operations or represent timing differences between periods. These measures are non-GAAP financial measures. Management believes that these measures provide valuable insight into the company's core earnings from continuing operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
Schedule of Other Items
(Unaudited)

	Fourth Quarter 2005			Year-to-Date 2005

	Before		After	Before		After
(Millions of dollars)	Tax	Tax	Tax	Tax	Tax	Tax
Other Items Adjusting Segment Operating Profit
Exploration and Production
Gain (loss) on nonhedge derivatives and hedge ineffectiveness	$220.2	$(77.1)	$143.1	$(189.6)	$66.3	$(123.3)
Asset impairments	(12.8)	4.5	(8.3)	(17.4)	6.1	(11.3)
Gain on sale of assets	169.1	(59.2)	109.9	211.2	(74.0)	137.2
Environmental provisions	3.3	(1.2)	2.1	-	-	-
Employee retention programs	(4.3)	1.6	(2.7)	(15.6)	5.5	(10.1)
Total Exploration and Production	375.5	(131.4)	244.1	(11.4)	3.9	(7.5)

Chemical - Pigment
Savannah plant write-down	-	-	-	(0.1)	0.2	0.1
Employee retention programs	(0.9)	0.3	(0.6)	(2.8)	0.9	(1.9)
Injection well costs written off	-	-	-	(6.1)	2.1	(4.0)
Other items	0.2	(0.1)	0.1	-	(0.1)	(0.1)
Total Chemical - Pigment	(0.7)	0.2	(0.5)	(9.0)	3.1	(5.9)

Chemical - Other
Environmental provision	(0.1)	-	(0.1)	(11.3)	4.0	(7.3)

Total Chemical	(0.8)	0.2	(0.6)	(20.3)	7.1	(13.2)

Other Items Adjusting Unallocated Expenses
Foreign currency gains (losses)	(1.1)	0.6	(0.5)	(1.5)	1.1	(0.4)
Environmental provision, net of reimbursements	(4.1)	1.5	(2.6)	(22.7)	8.0	(14.7)
Employee retention programs	(2.7)	0.9	(1.8)	(6.9)	2.4	(4.5)
Costs of separating the chemical business	(9.4)	3.3	(6.1)	(13.1)	4.5	(8.6)
Loss on early repayment and modification of debt	(32.8)	11.5	(21.3)	(42.2)	14.8	(27.4)
Tax on repatriation of foreign earnings	-	(0.5)	(0.5)	-	(8.8)	(8.8)
Gain on sale of investment in Javelina	119.6	(42.7)	76.9	119.6	(42.7)	76.9
Other corporate expenses	(12.2)	4.4	(7.8)	(25.1)	9.0	(16.1)
Total Other	57.3	(21.0)	36.3	8.1	(11.7)	(3.6)

Total	$432.0	$(152.2)	$279.8	$(23.6)	$(0.7)	$(24.3)

Adjusted after-tax income from continuing operations and the related measure per diluted share exclude items that management deems to not be reflective of the company's core operations or represent timing differences between periods. These measures are non-GAAP financial measures. Management believes that these measures provide valuable insight into the company's core earnings from continuing operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.